Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

AMENDED AND RESTATED WARRANT TO PURCHASE

SHARES OF COMMON STOCK OF

TREMOR VIDEO, INC.

(Void after June 30, 2017)

This certifies that VENTURE LENDING & LEASING IV, LLC, a Delaware limited liability company, or assigns (“Holder”), for value received, is entitled to purchase from TREMOR VIDEO, INC., a Delaware corporation (“Company”), that number of fully paid and nonassessable shares of Company’s Common Stock (“Common Stock”) determined in accordance with the next paragraph, for cash at a price of $2.4575 per share (the “Stock Purchase Price”) at any time or from time to time up to and including 5:00 p.m. (Pacific time) on June 30, 2017 (the “Expiration Date”), upon surrender to Company at its principal office at 53 West 23rd Street, New York, New York 10010  (or at such other location as Company may advise Holder in writing) of this Warrant properly endorsed with the form of subscription attached hereto as Exhibit “A” (the “Form of Subscription”) duly completed and signed and upon full payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof.  Holder may also exercise this Warrant on a cashless or “net issuance” basis as described in Section 1(b).  This Warrant is issued in connection with the Loan and Security Agreement dated as of December 7, 2006 (as amended, restated and supplemented from time to time, the “Loan Agreement”) between Company and Venture Lending & Leasing IV, Inc., an affiliate of Holder (“Lender”).  Capitalized terms used herein and not otherwise defined in this Warrant shall have the meaning(s) ascribed to them in the Loan Agreement unless the context would otherwise require.  This Warrant amends and restates that certain warrant originally issued December 7, 2006, as amended.

This Warrant may be exercised, in whole or in part at an exercise price equal to the Stock Purchase Price, for 31,130 shares of Common Stock (the “Warrant Shares”).  If in any case such number includes a fraction, the fraction shall be rounded down to the closest integral number.  As soon as reasonably practicable after the occurrence of the latest event or condition necessary to determine the actual number of Warrant Shares, Company shall execute and deliver a supplement to this Warrant in substantially the form of Exhibit “C” attached hereto, completed with such quantity term and other information as has been determined as a result of the occurrence of such events or conditions.  The provisions of such supplement, once completed and executed, shall control the interpretation and exercise of this Warrant; provided, however, that the failure of Company to deliver such supplement shall not affect the rights of Holder of this Warrant to receive the number of shares of Common Stock as set forth herein. The Stock Purchase Price and the number of Warrant Shares are subject to further adjustment as provided in Section 4.

This Warrant is subject to the following additional terms and conditions:

1.                                      Exercise: Issuance of Certificates; Payment for Shares.

(a)                                 Unless an election is made pursuant to clause (b) of this Section 1, this Warrant shall be exercisable at the option of Holder, at any time or from time to time, by delivery of this Warrant properly endorsed with the Form of Subscription duly completed and signed on or before the Expiration Date for all or any portion of the Warrant Shares (but not for a fraction of a share) by payment in full with immediately available funds in an amount equal to the Stock Purchase Price multiplied by the number of Warrant Shares to be purchased.  Company agrees that the Warrant Shares shall be and are deemed to be issued to Holder hereof as the record owner of such shares as of the close of business on the date on which the Form of Subscription shall have been delivered and payment made for such shares.  Subject to the provisions of Section 2, certificates for the Warrant Shares so purchased, together with any other securities or property to which Holder hereof is entitled upon such exercise, shall be delivered to Holder hereof by Company at Company’s reasonable expense within a reasonable time after the rights represented by this Warrant have been so exercised.  Except as provided in clause (b) of this Section I , in case of a purchase of less than all the Warrant Shares, Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the Warrant Shares surrendered upon such purchase to Holder hereof within a reasonable time.  Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 2.

(b)                                 Holder, in lieu of exercising this Warrant by the cash payment of the Stock Purchase Price pursuant to clause (a) of this Section 1, may elect, at any time on or before the Expiration Date, to surrender this Warrant properly endorsed with the Form of Subscription duly completed and signed, and receive that number of Warrant Shares computed using the following formula:

Y(A-B)

X =    A

Where:         X =                             the number of shares of Common Stock to be issued to Holder.

Y =                             the number of shares of Common Stock that Holder would otherwise have been entitled to purchase hereunder pursuant to Section 1(a) (or such lesser number of shares as Holder may designate in the case of a partial exercise of this Warrant).

A =                             the Per Share Price (as defined in Section 1(c) below) of one (1) share of Common Stock at the time the net issuance election under this Section 1(b) is made.

B =                             the Stock Purchase Price then in effect.

Election to exercise under this Section 1(b) may be made by delivering a signed Form of Subscription to Company via facsimile, to be followed by delivery of this Warrant.

(c)                                  For purposes of Section 1(b), “Per Share Price” means:

(i)                                    If the Common Stock is traded on a securities exchange or actively traded over-the-counter:

(1)                                 If the Common Stock is traded on a securities exchange, the Per Share Price shall be deemed to be the closing price of the Common Stock as listed on such exchange, as published in the Western Edition of The Wall Street Journal for the trading day immediately prior to the date of Holder’s election hereunder.

(2)                                 If the Common Stock is actively traded over the counter, the Per Share Price shall be deemed to be the closing bid or sale price, whichever is applicable, of the Common Stock for the trading day immediately prior to the date of Holder’s election hereunder.

(ii)                                If Section 1(c)(i) above is not applicable, the Per Share Price shall be determined in good faith by the Board of Directors of Company (the “Board of Directors”).

2.                                      Limitation on Transfer.

(a)                                 This Warrant and the Common Stock shall not be transferable except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act.  Each holder of this Warrant or the Common Stock issuable hereunder will cause any proposed transferee of the Warrant or Common Stock to agree in writing to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.  Notwithstanding the foregoing and any other provision of this Section 2, but subject to compliance with applicable securities laws, Holder may freely transfer all or part of this Warrant or the Warrant Shares (or the securities issuable, directly or indirectly, upon conversion of the Warrant Shares, if any) at any time to any lender transferee of a portion of the loan commitment of Holder under the Loan Agreement, by giving Company notice of the portion of this Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to Company for reissuance to the transferee(s) (and Holder, if applicable).  Each transferee shall agree in writing to be bound by the provisions of this Warrant prior to the effectiveness of such transfer.  Notwithstanding the foregoing, in no event shall any transfer of this Warrant or the Warrant Shares be made to a direct competitor of Company, as determined in good faith by the Board of Directors, or to any of such competitor’s affiliates.

(b)                                 Each certificate representing (i) this Warrant, (ii) the Warrant Shares, and (iii) any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE AND DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL IN A FORM REASONABLY ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN THAT CERTAIN WARRANT BETWEEN COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT COMPANY’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

(c)                                  Holder of this Warrant and each person to whom this Warrant is subsequently transferred (by acceptance of such transfer) represents and warrants to Company that it will not transfer this Warrant or any Warrant Shares unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof, and agrees not to offer for sale, sell, pledge, distribute, transfer or otherwise dispose of this Warrant or any securities issued upon its exercise except pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), or (iii) an opinion of counsel, reasonably satisfactory to counsel for Company, that an exemption from such registration is available.

(d)                                 “Market Stand-Off” Agreement.  Holder (and its affiliates) hereby agrees that it shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Warrant Shares or other securities of Company held by Holder, nor shall Holder enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Warrant Shares or other securities of Company held by Holder during the one hundred eighty (180) day period following the effective date of a registration statement of Company filed in connection with Company’s initial underwritten public offering under the Act (the “Lock-Up Period”); provided that for the purpose of compliance with NASD Rule 2711(f)(4), if (i) during the last 17 days of the initial Lock-Up Period, Company releases earnings results or material news or a material event relating to Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, Company announces that it will release earnings results during the 16-day period beginning on the last day for the initial Lock-Up Period, then in each case, each Holder hereby consents to an extension to the Lock-Up Period until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless such extension is waived in writing.  Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2(b) hereof with respect to the Warrant Shares or other securities of Company held by Holder subject to the foregoing restriction until the end of such Lock-Up Period.  Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2(d).  Notwithstanding the foregoing, this Market Stand-Off will be binding on Holder (and its affiliates) only to the extent that all officers and directors of Company and holders of at least the Threshold Percentage (as defined below) of Company’s voting securities are either bound by, or have agreed to be bound by, similar agreements.  “Threshold Percentage” shall be equal to the minimum percentage ownership of Company’s voting securities required pursuant to the Rights Agreement (as defined below), as may be amended from time to time, to be bound by similar agreements.

3.                                      Shares to be Full Paid; Reservation of Shares.  Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.  Company will use its reasonable best efforts to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that Company shall not be required to effect a registration statement under federal or state securities laws with respect to such exercise except as provided in Section 9.  Company will not take any action which would result in any adjustment of the Stock Purchase Price (i) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by Company’s Certificate of Incorporation or (ii) if the par value per share of the Common Stock would exceed the Stock Purchase Price.

4.                                      Adjustment of Stock Purchase Price and Number of Shares.  The Stock Purchase Price and the number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4; provided, however, that no adjustment will be made pursuant to this Section 4 to the extent that such adjustment would be duplicative of any adjustment set forth in Company’s Certificate of Incorporation as in effect on the date of such adjustment.  Upon each adjustment of the Stock Purchase Price, Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

4.1                               Subdivision or Combination of Stock.  In case Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of Warrant Shares shall be proportionately increased.  Conversely, in case the outstanding shares of Common Stock of Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares shall be proportionately reduced.

4.2                               Dividends in Common Stock, Other Stock, Property, Reclassification.  If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

(a)                                 Common Stock, or any shares of stock or other securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

(b)                                 any cash paid or payable otherwise than as a cash dividend, or

(c)                                  Common Stock or other or additional stock or other securities or property (including cash) by way of spin off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1),

Then and in each such case, Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefore, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

4.3                               Change of Control.  If any capital reorganization of the capital stock of Company, or any consolidation or merger of Company with another entity, or the sale of all or substantially all of its assets to another entity (each, a “Change of Control”) shall be effected in such a way that Holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then,

(a)                                 in the event that (i) the effective per share price of the Common Stock in such Change of Control is at least three (3) times the Stock Purchase Price in effect at the time of such Change of Control, (ii) the consideration received in such Change of Control consists solely of cash or shares of a publicly traded company listed on a national market or exchange which may be sold without restrictions immediately after the close of such Change of Control transaction, (iii) Company’s stockholders own less than 50% of the voting securities of the surviving entity, and (iv) the surviving entity does not assume any stock purchase options (other than options and stock grants issued pursuant to Company’s equity incentive plan, if any) or other warrants of Company, then this Warrant shall be deemed exercised in accordance with the provisions of Section 1(b) upon the closing of such Change of Control transaction, or

(b)                                 in all other cases, as a condition of such Change of Control, lawful and adequate provisions shall be made whereby Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby.  In any such case, appropriate provision shall be made with respect to the rights and interests of Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of Warrant Shares) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.  Promptly after the consummation of any Change of Control, the successor entity (if other than Company) resulting from such Change of Control shall, upon Holder’s request, deliver a written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of Company, evidencing the assumption of the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

4.4                               [Intentionally Omitted.]

4.5                               Notice of Adjustment.  Upon any adjustment of the Stock Purchase Price, and/or any increase or decrease in the number of Warrant Shares, Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of Company, The notice, which may be substantially in the form of Exhibit “C” attached hereto, shall be signed by Company’s chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.6                               Other Notices.  If at any time:

(a)                                 Company shall declare any cash dividend upon its Common Stock;

(b)                                 Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of such Common Stock;

(c)                                  [Intentionally Omitted.]

(d)                                 there shall be any capital reorganization or reclassification of the capital stock of Company, or consolidation or merger of Company with, or sale of all or substantially all of its assets to, another entity;

(e)                                  there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Company; or

(f)                                   Company shall take or propose to take any other action, notice of which is actually provided to holders of the Common Stock;

then, in any one or more of said cases, Company shall give, by first class mail, postage prepaid, addressed to Holder of this Warrant at the address of such Holder as shown on the books of Company, (i) the same notice provided to holders of Common Stock of the date on which the books of Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, the same notice provided to holders of Common Stock.  Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto.  Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be.

4.7                               Certain Events.  If any change in the outstanding Common Stock of Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly effect the adjustments to this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make in good faith an adjustment in the number and class of shares issuable under this Warrant, the Stock Purchase Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.  The adjustment shall be such as will give Holder of this Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as Holder would have owned had this Warrant been exercised prior to the event and had Holder continued to hold such shares until after the event requiring adjustment.

4.8                               [Intentionally Omitted.]

5.                                      Issue Tax.  The issuance of certificates for any Warrant Shares upon the exercise of this Warrant shall be made without charge to Holder of this Warrant for any issue tax in respect thereof; provided, however, that

Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of this Warrant being exercised.

6.                                      Closing of Books.  Company will at no time close its transfer hooks against the transfer of this Warrant or of any Warrant Shares in any manner which interferes with the timely exercise of this Warrant.

7.                                      No Voting or Dividend Rights; Limitation of Liability.  Nothing contained in this Warrant shall be construed as conferring upon Holder hereof any rights as a stockholder (except for those rights granted to Holder under this Warrant or any other Loan Document), including the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of Company or any other matters or any rights whatsoever as a stockholder of Company.  Without limiting the generality of the foregoing, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares until, and only to the extent that, this Warrant shall have been exercised.  No provisions hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of Company, whether such liability is asserted by Company or by its creditors.

8.                                      [Intentionally Omitted.]

9.                                      Registration Rights.  The Common Stock issuable upon the exercise of this Warrant shall be deemed “registrable securities” or otherwise entitled to hold all of the registration rights set forth in the Investor Rights Agreement dated as of September 6, 2011 (the “Rights Agreement”) with the following exceptions and clarifications: (i) Holder will have no right to initiate a demand registration under Section 2.1 of the Rights Agreement; (ii) Holder will be subject to the same provisions regarding indemnification as contained in the Rights Agreement; and (iii) the registration rights are freely assignable by Holder of this Warrant in connection with a permitted transfer of this Warrant or the Warrant Shares issuable upon exercise hereof.

10.                               Rights and Obligations Survive Exercise of Warrant.  The rights and obligations of Company, of Holder of this Warrant and of the holder of Warrant Shares, contained in Sections 2, 6 and 9 shall survive the exercise of this Warrant.

11.                               Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12.                               Notices.  Any notice, request or other document required or permitted to be given or delivered to Holder hereof or Company shall be made in writing and deemed to have been given (i) upon receipt if delivered personally or by courier (ii) upon confirmation of receipt if by telecopy or (iii) three business days after deposit in the US mail, with postage prepaid and certified or registered, to each such Holder at its address as shown on the books of Company or to Company at the address indicated therefor in the first paragraph of this Warrant.

13.                               Binding Effect on Successors.  This Warrant shall be binding upon any corporation succeeding Company pursuant to a Change of Control.  All of the obligations of Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant.  All of the covenants and agreements of Company shall inure to the benefit of the successors and assigns of Holder hereof Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of Holder hereof but at Company’s expense, acknowledge in writing its continuing obligation to Holder hereof in respect of any rights (including, without limitation, any right to registration of the shares of Common Stock) to which Holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of Holder hereof to make any such request shall not affect the continuing obligation of Company to Holder hereof in respect of such rights.

14.                               Descriptive Headings and Governing Law.  The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  This

Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

15.                               Lost Warrants or Stock Certificates.  Company represents and warrants to Holder hereof that upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction, or mutilation of any Warrant or any stock certificate issued upon exercise thereof and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or any such stock certificate, Company will issue and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate at Holder’s expense.

16.                               Fractional Shares.  No fractional shares shall be issued upon exercise of this Warrant.  Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

17.                               Representations of Holder.  With respect to this Warrant, Holder represents and warrants to Company as follows:

17.1                        Experience.  It is experienced in evaluating and investing in companies engaged in businesses similar to that of Company; it understands that investment in this Warrant involves substantial risks; it has made detailed inquiries concerning Company, its business and services, its officers and its personnel; the officers of Company have made available to Holder any and all written information it has requested; the officers of Company have answered to Holder’s satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by Company; and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in Company and it is able to bear the economic risk of that investment.

17.2                        Investment.  It is acquiring this Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  It understands that this Warrant and the shares of Common Stock issuable upon exercise thereof have not been registered under the Securities Act, nor qualified under applicable state securities laws.

17.3                        Rule 144.  It acknowledges that this Warrant and the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

17.4                        Access to Data.  It has had an opportunity to discuss Company’s business, management and financial affairs with Company’s management and has had the opportunity to inspect Company’s facilities.

18.                               Additional Representations and Covenants of Company.  Company hereby represents, warrants and agrees as follows:

18.1                        Corporate Power.  Company has all requisite corporate power and corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.

18.2                        Authorization.  All corporate action on the part of Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by Company of this Warrant has been taken.  This Warrant is a valid and binding obligation of Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

18.3                        Offering.  Subject in part to the truth and accuracy of Holder’s representations set forth in Section 17 hereof, the offer, issuance and sale of this Warrant is, and the issuance of Common Stock upon exercise of this Warrant will be, exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

18.4                        Stock Issuance.  Upon exercise of this Warrant, Company will use its reasonable best efforts to cause stock certificates representing the Warrant Shares purchased pursuant to the exercise to be issued in the names of Holder, its nominees or assignees, as appropriate promptly following the time of such exercise.

18.5                        Certificates and By-Laws.  Company has provided Holder with true and complete copies of the Charter and its By-Laws, each as amended and in effect on the date of issuance of this Warrant.

(Signature Page Follows)

IN WITNESS WHEREOF, Company and Holder have caused this Warrant to be duly executed by their officers, thereunto duly authorized this 28th day of October, 2013.

TREMOR VIDEO, INC.

By:	/ s / Adam Lichstein

Name:	Adam Lichstein

Title:	COO & General Counsel

VENTURE LENDING & LEASING IV, LLC,
a Delaware limited liability company

By:	Westech Investment Advisors, LLC
its Managing Member

By:	/ s / Maurice Werdegar

Name:	Maurice Werdegar

Title:	Vice President & COO

EXHIBIT “A”

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:

☐            The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1) See Below                                (      ) shares (the “Shares”) of Stock of                    and herewith makes payment of                            Dollars ($                ) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to,                 , whose address is                       .

☐            The undersigned hereby elects to convert              percent (    %) of the value of the Warrant pursuant to the provisions of Section 1(b) of the Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 17 of this Warrant and by its signature below hereby makes such representations and warranties to Company.

Dated

Holder:

By:

Its:

(Address)

(1)                                 Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be issuable upon exercise.

EXHIBIT “B”

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth herein below, unto:

Name of Assignee	Address	No. of Shares

Dated

Holder:

By:

Its:

EXHIBIT “C”

[On letterhead of Company]

Reference is hereby made to that certain Amended and Restated Warrant dated August     , 2013, issued by TREMOR VIDEO, INC., a Delaware corporation (the “Company”), to VENTURE LENDING & LEASING IV, LLC, a Delaware limited liability company (the “Holder”).

[IF APPLICABLE] The Warrant provides that the actual number and type of shares of Company’s capital stock issuable upon exercise of the Warrant and the initial exercise price per share are to be determined by reference to one or more events or conditions subsequent to the issuance of the Warrant.  Such events or conditions have now occurred or lapsed, and Company wishes to confirm the actual number of shares issuable and the initial exercise price.  The provisions of this Supplement to Warrant are incorporated into the Warrant by this reference, and shall control the interpretation and exercise of the Warrant.

[IF APPLICABLE] Notice is hereby given pursuant to Section 4.5 of the Warrant that the following adjustment(s) have been made to the Warrant: [describe adjustments, setting forth details regarding method of calculation and facts upon which calculation is based].

This certifies that Holder is entitled to purchase from Company                                                (                          ) fully paid and nonassessable shares of Company’s Common Stock at a price of                                                    Dollars ($                      ) per share (the “Stock Purchase Price”).  The Stock Purchase Price and the number of shares purchasable under the Warrant remain subject to adjustment as provided in Section 4 of the Warrant.

Executed this              day of                                 , 20      .

TREMOR VIDEO, INC.

By:

Name:

Title: